Exhibit 10.1

EXCHANGE AND PURCHASE AGREEMENT

                              (including any other persons or entities exchanging Existing Notes (as defined below) or purchasing New Notes (as defined below) hereunder for whom the undersigned Holder holds contractual and investment authority, the “Holder”) enters into this Exchange and Purchase Agreement (the “Agreement”) with Savient Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on May 7, 2012 whereby the Holder will (a) exchange (the “Exchange”) certain of the Company’s 4.75% Convertible Senior Notes due 2018 (the “Existing Notes”) for certain of the Company’s Units (as defined below), each Unit consisting of (i) $1,000 principal amount at maturity new Senior Secured Discount Notes due 2019 (the “New Notes”) that will be issued pursuant to the provisions of an Indenture, to be dated as of May 9, 2012 in the form of Exhibit A hereto (the “Indenture”) between the Company, each of the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) and (ii) 23.4 warrants (each such warrant, a “Warrant”) to purchase common stock (the “Warrant Shares”) on the terms set forth in the Warrant Agreement, to be dated as of May 9, 2012 (the “Warrant Agreement”) between the Company and U.S. Bank National Association, as warrant agent (clauses (i) and (ii) above together constitute a “Unit” (and, together with the New Notes and Warrants which the Units represent, the “Securities”), issued pursuant to one or more unit certificates, collectively, the “Unit Certificates”) and/or (b) purchase for cash (the “Purchase,” if applicable, and together with the Exchange, is referred to herein as the “Exchange and Purchase”) additional New Notes and Warrants, to be issued in the form of Units. The New Notes and the guarantees of the New Notes (the “Guarantees”) will have the benefit of the Collateral Documents (as defined in the Indenture), pursuant to which the Company and each Guarantor will, among other things, grant first priority security interests in and liens on certain of the assets and properties of the Company and the Guarantors, as described in the Indenture and the Collateral Documents (the “Collateral”). This Agreement, the Indenture, the New Notes, the Guarantees, the Collateral Documents, the Warrant Agreement, the Warrants, the Units and the Unit Certificates and the Other Agreements (defined below) are collectively herein referred to as the “Transaction Documents.”

On and subject to the terms hereof, the parties hereto agree as follows:

Article I: Exchange of Existing Notes and Purchase of New Notes

Section 1.1 Exchange. At the Closing (as defined herein), the Holder hereby agrees to exchange and deliver to the Company the following Existing Notes, and in exchange therefor the Company hereby agrees to issue to the Holder the principal amount of New Notes, in the form of Units (which shall include 23.4 Warrants for each $1,000 principal amount at maturity of New Notes), described below and to pay in cash the following accrued but unpaid interest, through the Closing, on such Existing Notes:

Principal Amount of Existing Notes to be Exchanged:	$
(the “Exchanged Existing Notes”).
Principal Amount of New Notes to be Issued in the Exchange:	$
(the “Exchanged New Notes”).
Cash Payment of Accrued but Unpaid Interest on Exchanged Existing Notes:	$
(the “Cash Payment”).

Section 1.2 Purchase. At the Closing (as defined herein), the Holder hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Holder, the following principal amount of the New Notes, in the form of Units (which shall include 23.4 Warrants for each $1,000 principal amount at maturity of New Notes), for the cash purchase price specified below:

Principal Amount of Notes to be Purchased:	$
(the “Purchased New Notes”)
Purchase Price for Purchased New Notes:	73.784032% of the principal amount of the Purchased New Notes ($____________) (the “Purchase Price”).

Section 1.3 Closing. Subject to the terms and conditions hereof, the closing (the “Closing”) of the Exchange and Purchase shall occur on May 9, 2012 (the “Closing Date”) or such other date as the parties hereto may agree in writing. At the Closing, (a) the Holder shall deliver or cause to be delivered to the Company (i) all right, title and interest in and to the Exchanged Existing Notes free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Existing Notes free and clear of any Liens and (ii) the Purchase Price, in immediately available cash in U.S. dollars, (b) the Company shall issue to the Holder the Exchanged New Notes and the Purchased New Notes (collectively, the “Holder’s New Notes”) in the form of Units and shall deliver to the Holder the Cash Payment and (c) the Company shall issue to the Holder the Warrants in the form of Units pursuant to the Warrant Agreement; provided, however, that the parties acknowledge that the issuance of the Units to the Holder may be delayed due to procedures and mechanics within the system of the Depository Trust Company and that such delay will not be a default under this Agreement so long as (i) the Company is using reasonable best efforts to effect the issuance of one or more global notes representing the Units, (ii) such delay is no longer than three business days, and (iii) interest shall accrue on such New Notes from the date of the Indenture. Simultaneously with or after the Closing, the Company may issue Units to one or more other holders of outstanding Existing Notes or to other investors, subject to the terms of the Indenture and the Warrant Agreement, respectively. Upon delivery of the Existing Notes to the Company, the Existing Notes and all obligations thereunder and pursuant thereto shall be cancelled and extinguished.

Section 1.4 Conditions to Closing.

(a) The obligation of the Holder hereunder to consummate the Exchange and Purchase contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and the Guarantors shall have executed and delivered each of the Transaction Documents, other than any Other Agreements, to which they are a party;

(ii) The Company and the Guarantors shall have performed in all material respects all of their covenants and obligations to be performed prior to the Closing Date under the Transaction Documents, other than any Other Agreements;

(iii) The Company and the Guarantors shall have delivered to the Holder a certificate of the Company and each Guarantor, dated the Closing Date, executed by the secretary of the Company and each Guarantor certifying in such capacity and on behalf of the Company (i) as to the incumbency and signature of the officer of the Company and each Guarantor who executed any of the Transaction Documents; and (ii) as to the adoption of resolutions of the board of directors of the Company and each Guarantor which are in full force and effect on the Closing Date, authorizing (x) the execution and delivery of the Transaction Documents, other than any Other Agreements, and (y) the performance of the obligations of the Company and each Guarantor thereunder;

(iv) The Company shall have delivered to the Holder a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date with the same effect as if made on the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and that the Company and the Guarantors have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(v) Simultaneously with the Closing, the Company shall issue an aggregate principal amount of New Notes that, together with notes issued to Other Holders (as defined below) is not less than $170,941,000, of which at least $107,559,000 aggregate principal amount shall be Exchanged New Notes;

(vi) The Company shall have obtained Committee on Uniform Securities Identification Procedures numbers (CUSIP numbers) for each of the Securities. On the Closing Date, the Units shall be eligible for deposit at DTC and for DTC book-entry services;

(vii) Upon the execution and delivery of the Collateral Documents and, following the Closing, the filing of financing statements (containing adequate descriptions of the personal property Collateral pursuant to the Uniform Commercial Code) with the appropriate governmental authorities (including payment of the appropriate filing or recording fees and any applicable taxes) and delivery of the applicable documents to the Collateral Agent in accordance with the provisions of the Collateral Documents, the Collateral Agent, for and on behalf of itself, the Trustee and each Holder, will have a valid and perfected first priority lien on the Collateral, subject to Liens permitted to be incurred under the Indenture and Collateral Documents;

(viii) The Units, as of the Closing Date, satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act; and

(ix) The Company shall have delivered to Holder the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated as of the Closing Date, in substantially the form of Exhibit B attached hereto.

(b) The obligation of the Company hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(i) The Holder shall have executed and delivered to the Company each of the Transaction Documents to which it is a party;

(ii) The Holder shall have delivered, or caused to be delivered, to the Company the Existing Notes being exchanged pursuant to this Agreement and the Purchase Price in accordance with the written instructions of the Company;

(iii) The representations and warranties of the Holder in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date with the same effect as if made on the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date); and

(iv) There shall not be in effect any laws, regulations or governmental or judicial decrees, injunctions or orders restraining, enjoining or otherwise prohibiting the consummation of the Exchange and Purchase contemplated hereby.

Section 1.5 Exchange and Sale of Additional New Notes. Simultaneously with the Closing, the Company (i) may enter into one or more agreements (the “Other Agreements”) with one or more holders (the “Other Holders”) of Existing Notes to exchange New Notes with one or more Other Holders for Existing Notes, subject to the terms of the Indenture, in an aggregate principal amount that, together with the New Notes issued pursuant to this Agreement, is not less than $170,941,000, and (ii) may issue additional New Notes pursuant to one or more Other Agreements, subject to the terms of the Indenture, with one or more Other Holders and/or any new Holders, so long as the purchase price for any such additional New Notes is not less than $737.84032 per $1,000 principal amount of New Notes.

Article II: Covenants, Representations and Warranties of the Holder

The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Company and Cowen and Company, LLC, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. The Holder is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the Exchange and Purchase contemplated hereby and thereby. If the Holder that is signatory hereto is executing this Agreement or the other Transaction Documents to which it is a party to effect the exchange of Exchanged Existing Notes beneficially owned by one or more other persons or entities or to effect the purchase of the Purchased New Notes by one or more other persons or entities (all of whom are thus included in the definition of “Holder” hereunder), (a) such signatory Holder has all requisite discretionary authority to enter into this Agreement and such other Transaction Documents on behalf of, and bind, each such other person or entity that is a beneficial owner of Exchanged Existing Notes or that is purchasing Purchased New Notes; (b) Exhibit C hereto is a true, correct and complete list of (i) the name of each party delivering (as beneficial owner) Exchanged Existing Notes hereunder, (ii) the principal amount of such Holder’s Exchanged Existing Notes, (iii) the principal amount of Exchanged New Notes to be issued to such Holder in respect of its Exchanged Existing Notes, (iv) the amount of the cash payment to be made to such Holder in respect of the accrued interest on its Exchanged Existing Notes and (v) the DTC Participant or broker name of, DTC Participant or broker contact name for, and DTC Participation number of such Holder or its applicable broker; and (c) Exhibit D hereto is a true, correct and complete list of (i) the name of each party acquiring (as beneficial owner) Purchased New Notes hereunder, (ii) the principal amount of Purchased New Notes being acquired by such Holder and (iii) the DTC Participant name of, DTC Participant contact name for, and DTC Participation number of such Holder.

Section 2.2 Valid and Enforceable Agreement: No Violations. This Agreement and each other Transaction Document to which it is a party has been (or by the Closing will have been) duly executed and delivered by the Holder and constitutes or will constitute a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with their respective terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement, each other Transaction Document to which the Holder is a party, and consummation of the Exchange and Purchase contemplated herein and therein will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the ability of the Holder to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 2.3 Title to the Exchanged Existing Notes. The Holder is the sole legal and beneficial owner of the Exchanged Existing Notes and all rights and interests therein and thereto, and the Holder has good, valid and marketable title to the Exchanged Existing Notes, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the Exchanged Existing Notes or its rights in the Exchanged Existing Notes, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Exchanged Existing Notes. Upon the Holder’s delivery of the Exchanged Existing Notes to the Company pursuant to the Exchange, the Exchanged Existing Notes shall be free and clear of all Liens.

Section 2.4 Qualified Institutional Buyer. The Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and was not organized for the purpose of acquiring the New Notes or the Warrants.

Section 2.5 No Affiliate Status. The Holder is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.

Section 2.6 Restricted Securities. The Holder (a) acknowledges that the issuance of all the Holder’s Securities pursuant to the Exchange and Purchase has not been and will not be registered under the Securities Act or any state securities laws, and the Holder’s Securities are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering which depend upon, among other things, the accuracy of certain of the Holder’s representations as expressed herein, (b) understands that the Securities are “restricted securities” under applicable securities laws and that, pursuant to these laws and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and that evidence of the Holder’s Securities will bear one or more legends to such effect and as otherwise required by the Indenture or the Warrant Agreement, as applicable (with the removal of any such legend governed by the terms of the Indenture or Warrant Agreement, respectively), and (c) is acquiring the Holder’s Securities for investment purposes only, for the account of the Holder and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Holder’s Securities in a manner that would violate the registration requirements of the Securities Act. The Holder is able to bear the economic risk of holding the Holder’s Securities for an indefinite period and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Holder’s Securities. The Indenture is not qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the Holder will not, as of the Closing Date, have the protection of any provision of the TIA.

Section 2.7 No Illegal Transactions. The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with the Holder has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that such Holder was first contacted by either the Company, Cowen and Company, LLC or any other person regarding an investment in the New Notes or the Company. Such Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Holder will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” means “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.7, subject to the Holder’s compliance with its obligations under the U.S. federal securities laws and the Holder’s internal policies, “Holder” shall not be deemed to include any subsidiaries or affiliates of the Holder that are effectively walled off by appropriate “Chinese Wall” information barriers approved by the Holder’s legal or compliance department (and thus have no knowledge of and have not been privy to any information concerning the Exchange and Purchase).

Section 2.8 Adequate Information: No Reliance. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials relating to the Company and the Exchange and Purchase that the Holder considers necessary or appropriate to making an investment decision to enter into the Exchange and Purchase and to invest in the Holder’s Securities and has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, all filings made pursuant to the Exchange Act (collectively, the “SEC Documents”), (b) the Holder has had a full opportunity to ask questions of the Company and its representatives concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange and Purchase, (c) the Holder understands that its investment in the Securities involves a high degree of risk and has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and Purchase and to make an informed investment decision with respect to the Exchange and Purchase and (d) the Holder has had such opportunity to obtain from representatives of the Company such materials relating to the Company and the Exchange and Purchase as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such materials relating to the Company and the Exchange and Purchase as the Holder deemed necessary and appropriate, made its own analysis and decision to enter into this Agreement and the other Transaction Documents to which it is a party.

Section 2.9 No Public Market. The Holder understands that no public market exists for the New Notes or Warrants, and that there is no assurance that a public market will ever develop for the New Notes or Warrants.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Holder, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Power and Authorization. The Company and each Guarantor is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and each other Transaction Document (other than any Other Agreements) to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the Exchange and Purchase contemplated hereby and thereby.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement and each other Transaction Document (other than any Other Agreements) to which the Company is a party has been (or by the Closing will have been) duly executed and delivered by the Company and constitutes (or will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be subject to the Enforceability Exceptions. Each Transaction Document to which the Guarantors are a party (other than any Other Agreements) has been (or by the Closing will have been) duly executed and delivered by each Guarantor and constitutes (or will constitute) a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. At the Closing, the Indenture will govern the terms of the Holder’s New Notes and the Warrant Agreement will govern the terms of the Holder’s Warrant. All consents, approvals, orders and authorizations required on the part of the Company and the Guarantors in connection with the execution, delivery or performance of the Transaction Documents and the consummation of the Exchange and Purchase have been obtained and will be effective as of the Closing Date, other than (i) such filings required to be made after the Closing under applicable federal and state securities laws, (ii) filings required for the perfection of the security interests under the Collateral Documents and (iii) with respect to any of the foregoing, where the failure to make or obtain would not reasonably be expected to have a material adverse effect on, or a material adverse change in, (A) the business, operations, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as a whole, or (B) the ability of the Company or the Guarantors to perform their obligations under this Agreement and the other Transaction Documents (other than any Other Agreements), as applicable (a “Material Adverse Effect”). The entering into of the Transaction Documents (other than any Other Agreements) and the consummation of the Exchange and Purchase will not violate, conflict with or result in a breach of or default under (i) the charter, bylaws or other organizational documents of the Company or the Guarantors, (ii) any agreement or instrument to which the Company or any Guarantors is a party or by which the Company or any Guarantors or any of their assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company or any Guarantors, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 3.3 Validity of the Holder’s Securities. The Holder’s Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture, with respect to the New Notes, or the Warrant Agreement, with respect to the Warrant, and delivered to the Holder pursuant to the Exchange and Purchase against delivery of the Exchanged Existing Notes and payment of the Purchase Price in accordance with the terms of this Agreement, the Holder’s Securities will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except in each case that such enforcement may be subject to the Enforceability Exceptions. The issuance of the Holder’s Securities will not be subject to any preemptive, participation, rights of first refusal and other similar rights. Assuming the accuracy of the Holder’s representations and warranties hereunder, the Holder’s Securities (i) will be issued in the Exchange and Purchase exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, and (ii) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Holder’s Securities.

Section 3.4 Legal Proceedings. No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the SEC Documents, except for such proceedings or investigations which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

Section 3.5 Compliance with Laws. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations and permits would not reasonably be expected to have a Material Adverse Effect, and none of the Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to their respective businesses, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 3.6 No Material Adverse Effect. Since the respective dates as of which information is given in the SEC Documents, (a) there has not been any material change in the business, operations, prospects, properties or condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; and (b) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, that has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.7 Disclosure. On or before the first business day following the date of this Agreement, the Company shall issue a press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Exchange and Purchase and any other nonpublic information that is material to the Company and was delivered by the Company or its agents or counsel to the Holder or any agent acting on its behalf (to the extent not previously publicly disclosed).

Article IV: Miscellaneous

Section 4.1 Reasonable Best Efforts. Each party shall use its reasonable best efforts to satisfy each of the conditions to be satisfied by it as provided in Section 1.4 of this Agreement.

Section 4.2 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.3 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.4 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to such address and to the attention of such person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 4.5 Entire Agreement. This Agreement, the Transaction Documents (other than any Other Agreements) and any documents and agreements executed in connection with the Exchange and Purchase embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.6 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 4.7 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.8 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Section 4.9 Waiver of Jury Trial. Each party hereby agrees to waive any right to a trial by jury in any proceeding or counterclaim (whether based upon contract, tort or otherwise) with respect to any claim, counter-claim or action arising out of or in connection with this Agreement or the transactions contemplated hereby (including, without limitation, the Exchange and Purchase.

Section 4.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

SAVIENT PHARMACEUTICALS, INC.

By:
Name:
Title:

[HOLDER’S LEGAL NAME]

By:
Name:
Title:

EXHIBIT A

Form of Indenture

EXHIBIT B

Form of Company Counsel Opinion

[Attached]

EXHIBIT C

Exchanging Beneficial Owners

Name of Beneficial Owner	DTC Participant / Broker Contact Name and Phone Number	Broker DTC Participant #	Principal Amount of Exchanged Existing Notes (CUSIP 80517QAA8)	Principal Amount of Exchanged New Notes (CUSIP 80517Q142)	Cash Interest Payment

EXHIBIT D

Purchasing Beneficial Owners

Name of Beneficial Owner	DTC Participant Contact Name and Phone Number	DTC Participant #	Principal Amount of Purchased New Notes (CUSIP 80517Q142)